Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the PetroQuest Energy, Inc. 2012 Employee Stock Purchase Plan of our reports dated March 2, 2012, with respect to the consolidated financial statements of PetroQuest Energy, Inc. and the effectiveness of internal control over financial reporting of PetroQuest Energy, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New Orleans, Louisiana
November 13, 2012

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